THOMPSON	ATLANTA	CINCINNATI	COLUMBUS	NEW YORK
HINE		BRUSSELS	CLEVELAND	DAYTON	WASHINGTON, D.C.

July 27, 2011

Neiman Funds
6631 Main Street
Williamsville, NY 14221

Re: Neiman Funds, File Nos. 333-102844 and 811-21290

Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 14 to the Neiman Funds Registration Statement (the "Registration Statement"). We hereby give you our consent to all references to us in Post-Effective Amendment No. 16 to the Registration Statement under the Securities Act of 1933, Post-Effective Amendment No. 17 under the Investment Company Act of 1940.

Very truly yours, /s/ Thompson Hine LLP THOMPSON HINE LLP